UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 13, 2008

Adrenalina
(Name of Small Business Issuer in its Charter)

Nevada	000-52675	20-8837626
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

20855 NE 16 Ave., Suite #C-16
Miami, Florida 33179

(Address of principal executive offices)

305-770-4488
(Issuer's telephone number)

(Former name or former address, if changed since last report)

Copies to:
Marc J. Ross, Esq.
Louis A. Brilleman, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Oficers.

Effective June 13, 2008, Michael Labinski was appointed Chief Financial Officer of Adrenalina (the “Company”).

From May 2007 to May 2008, Michael Labinski served as Chief Financial Officer at PC Universe, Inc., a $35M Over The Counter traded e-commerce and corporate IT reseller. During his time at PC Universe, Mr. Labinski created and presented all investor materials to investors as well as budget production execution and results analysis. He also created financial forecasts and was in charge of all SEC reporting. Prior to PC Universe, from 2000 to 2006, Mr. Labinski was CFO of Mathsoft Engineering & Education, Inc. and VP of Finance for Wash Depot Holdings, Inc.  Mr. Labinski holds an MBA from Northeastern University and a BBA in Accounting from St. Bonaventure University.

Mr. Labinski does not have an employment agreement with the Company. His annual base salary will be $125,000, with a bonus payable after the first year at the discretion of the Board of Directors of the Company.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements.

None.

(b) Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 16, 2008

Adrenalina
/s/ Jeffrey Geller
By: Jeffrey Geller
President and Chief Operating Officer